Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Vincent Sita
Chief Financial Officer
vincent.sita@falconstor.com

FalconStor Software Announces Second Quarter of 2022 Results

Launched Hybrid Cloud Data Protection Sales with IBM and Continued Managed Service Provider (“MSP”) Adoption

•Secured first group of customers for new joint IBM/FalconStor solutions, enabling hybrid cloud data migration, backup, and restoration services for IBM Power Virtual Server Cloud (“IBM Power VS Cloud”)
•Added three new MSP partners for the StorSafe secure backup-as-a-service solution while existing MSP partners expanded their business to protect new customers and systems, aligning with the FalconStor hybrid cloud focus
•Continued shift to subscription- and monthly-consumption based annual recurring revenue (“ARR”) model

AUSTIN, TEXAS (August 3, 2022) - FalconStor Software, Inc. (OTCQB: FALC), a trusted data protection leader modernizing disaster recovery and backup for the hybrid cloud world, today announced financial results for its second quarter 2022, which ended on June 30, 2022.

“Our shift to recurring revenue-based hybrid cloud data protection solutions continued to progress in the quarter as we secured our first several hybrid cloud customers under the IBM reseller relationship we announced on May 11th, 2022,” said Todd Brooks, FalconStor CEO. “IBM’s hybrid cloud push has been a centerpiece of its corporate strategy, as highlighted in its first and second quarter 2022 results. Through our expanding relationship with IBM, enterprises can now leverage new joint hybrid cloud solutions from FalconStor and IBM. These solutions are especially important to the tens of thousands of companies around the globe that leverage IBM i and AIX environments, as they now have the ability to securely backup and restore to the cloud as well as migrate their IBM i and AIX workloads to IBM Power VS Cloud with secure backup and recovery on an on-going basis.”

“Our aggressive focus on advancing critical hybrid cloud relationships and our efforts to realign to a subscription- and monthly consumption-based recurring revenue model continue to challenge our year-over-year revenue growth as second quarter revenue was $2.4 million, compared to $3.3 million in the second quarter of 2021. However, from a sequential quarter perspective, total revenue increased to $2.4 million, compared to $2.0 million in the first quarter of 2022," stated Brooks. "To more closely align with our current quarterly revenue level, we decreased operating expenses quarter-over-quarter by 8.8% in second quarter, and are making additional expense adjustments this quarter. Our sales pipeline for the second half of 2022 is growing, especially as it relates to our hybrid cloud initiatives. As a result, we expect sequential quarter-over-quarter revenue to continue growing over the next two quarters.”

Second Quarter 2022 Financial Results
•Annual Recurring Revenue: 4% year-over-year growth
•Ending Cash: $1.8 million, compared to $3.4 million in the previous quarter, and $3.7 million in the second quarter of fiscal year 2021
•Total Revenue: $2.4 million, compared to $2.0 million in the previous quarter, and $3.3 million in the second quarter of fiscal year 2021
•Total Cost of Revenue: $0.4 million, compared to $0.4 million in the previous quarter, and $0.4 million in the second quarter of fiscal year 2021
•Total Operating Expenses: $2.5 million, compared to $2.7 million in the previous quarter, and $3.0 million in the second quarter of fiscal year 2021
•GAAP Net Income (Loss): $(0.9) million, compared to $(1.1) million in the previous quarter, and $(0.4) million in the second quarter of fiscal year 2021

Guidance
Given Q1 and Q2 2022 results, we are reducing full-year 2022 guidance as follows. Revised guidance reflects continued sequential quarterly GAAP total revenue growth, and GAAP Net Income positive results in Q3 and Q4 2022:

*Adjusted EBITDA adds back Depreciation, Amortization, Restructuring, Severance, Board expenses, Stock Based Compensation as well as Non-Operating Expenses including Income Taxes and Interest & Other Income Expenses

Conference Call and Webcast Information

WHO: Todd Brooks, Chief Executive Officer, FalconStor and Vincent Sita, Chief Financial Officer, FalconStor

WHEN: Wednesday, August 3, 2022, 4:00 PM Central; 5:00 PM Eastern

To register for our earnings call, please click the following link:

FALCONSTOR SECOND QUARTER 2022 FINANCIAL TELECONFERENCE AND PRESENTATION

As an alternative, you can copy and paste the following link into your web browser to register:

https://register.gotowebinar.com/register/5419515227960883215

Conference Call:
Please dial the following if you would like to interact with and ask questions to FalconStor hosts:
Toll Free: 866-901-6455
Access Code: 859-295-195

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) depreciation, (ii) amortization, (iii) restructuring expenses, (iv) severance expenses, (v) board expenses, (vi) stock based compensation, (vii) non-operating expenses (income) including income taxes and interest & other expenses (income). For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Reconciliation of Net Income (Loss) to Adjusted EBITDA presented in this release.

About FalconStor Software

FalconStor is the trusted data protection software leader modernizing disaster recovery and backup operations for the hybrid cloud world. The Company enables enterprise customers and managed service providers to secure, migrate, and protect their data while reducing data storage and long-term retention costs by up to 95%. More than 1,000 organizations and managed service providers worldwide standardize on FalconStor as the foundation for their cloud first data protection future. Our products are offered through and supported by a worldwide network of leading managed service providers, systems integrators, resellers, and original equipment manufacturers.

# # #

FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION
For more information, contact:
Vincent Sita
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

CONTACT US AROUND THE GLOBE

Corporate Headquarters	Europe Headquarters
501 Congress Avenue	GERMANY
Suite 150	Landsberger Straße 302
Austin, Texas 78701	80687 München, Germany
Tel: +1.631.777.5188	salesemea@falconstor.com
salesinfo@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,808,118	$3,181,209
Accounts receivable, net	1,552,626	2,855,135
Prepaid expenses and other current assets	1,074,029	1,074,972
Contract assets, net	401,582	209,936
Inventory	—	7,744
Total current assets	4,836,355	7,328,996
Property and equipment, net	110,265	153,904
Operating lease right-of-use assets	70,355	112,405
Deferred tax assets, net	28,110	30,190
Software development costs, net	67,189	42,695
Other assets, net	98,774	106,023
Goodwill	4,150,339	4,150,339
Other intangible assets, net	35,350	51,362
Contract assets	449,564	692,712
Total assets	$9,846,301	$12,668,626
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$468,427	$297,033
Accrued expenses	1,107,409	1,099,257
Operating lease liabilities	70,355	76,940
Deferred revenue, net	3,576,161	4,557,317
Total current liabilities	5,222,352	6,030,547
Other long-term liabilities	957,462	950,843
Notes payable, net	2,160,225	2,154,098
Operating lease liabilities	—	35,465
Deferred tax liabilities, net	500,499	500,499
Deferred revenue, net	1,456,333	1,578,769
Total liabilities	10,296,871	11,250,221
Commitments and contingencies
Series A redeemable convertible preferred stock	15,074,134	14,384,388
Total stockholders' deficit	(15,524,704)	(12,965,983)
Total liabilities and stockholders' deficit	$9,846,301	$12,668,626

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$962,898	$1,602,005	$1,557,826	$3,741,734
Support and services revenue	1,431,437	1,656,742	2,885,616	3,345,339
Total revenue	2,394,335	3,258,747	4,443,442	7,087,073
Cost of revenue:
Product	24,588	34,781	45,307	257,615
Support and service	373,822	405,960	768,371	832,133
Total cost of revenue	398,410	440,741	813,678	1,089,748
Gross profit	$1,995,925	$2,818,006	$3,629,764	$5,997,325
Operating expenses:
Research and development costs	655,524	661,147	1,361,505	1,321,087
Selling and marketing	1,124,498	1,259,735	2,314,344	2,656,375
General and administrative	724,066	658,100	1,574,005	1,495,967
Restructuring costs	—	421,737	744	724,050
Total operating expenses	2,504,088	3,000,719	5,250,598	6,197,479
Operating income (loss)	(508,163)	(182,713)	(1,620,834)	(200,154)
Gain on debt extinguishment	—	—	—	754,000
Interest and other expense	(201,236)	(176,928)	(319,231)	(460,576)
Income (loss) before income taxes	(709,399)	(359,641)	(1,940,065)	93,270
Income tax expense (benefit)	221,827	2,659	100,567	47,275
Net income (loss)	$(931,226)	$(362,300)	$(2,040,632)	$45,995
Less: Accrual of Series A redeemable convertible preferred stock dividends	338,428	282,926	639,349	560,096
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	35,582	75,183	50,397	272,297
Net income (loss) attributable to common stockholders	$(1,305,236)	$(720,409)	$(2,730,378)	$(786,398)
Basic net income (loss) per share attributable to common stockholders	$(0.18)	$(0.12)	$(0.39)	$(0.13)
Diluted net income (loss) per share attributable to common stockholders	$(0.18)	$(0.12)	$(0.39)	$(0.13)
Weighted average basic shares outstanding	7,090,885	6,021,483	7,086,605	5,985,672
Weighted average diluted shares outstanding	7,090,885	6,021,483	7,086,605	5,985,672

FalconStor Software, Inc. and Subsidiaries
Supplemental Information

Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$(931,226)	$(362,300)	$(2,040,632)	$45,995
Income tax expense	221,827	2,659	100,567	47,275
Interest and other expense	201,236	176,928	319,231	460,576
Depreciation and amortization	33,009	48,496	68,528	105,982
Restructuring costs	—	421,737	744	724,050
Severance costs	—	—	—	8,136
Other restructuring costs	1,768	115,400	6,070	388,844
Board costs	136,229	144,076	320,664	277,339
Stock based compensation	19,102	4,697	27,286	9,168
Adjusted EBITDA	$(318,055)	$551,693	$(1,197,542)	$2,067,365